Exhibit 10.1

AMENDMENT NO. 1

TO

POWER SALES CONTRACT

BETWEEN

PUBLIC UTILITY DISTRICT NO. 1 OF CHELAN COUNTY, WASHINGTON

AND

PUGET SOUND POWER AND LIGHT COMPANY

This Contract Amendment, made and entered into as of the 4th day of October, 1961, by and between Public Utility District No. 1 of Chelan County, Washington (hereinafter called the "District"), a municipal corporation organized and existing under the laws of the State of Washington, and Puget Sound Power and Light Company (hereinafter called the "Purchaser"), a private corporation organized and existing under the laws of the State of Washington (formerly a Massachusetts corporation).

W  I  T  N  E  S  S  E  T  H  :

WHEREAS, the parties hereto entered into a Power Sales Contract dated as of November 14, 1957, which contract is in full force and effect, providing, inter alia, for the sale of power and energy from the District's Rocky Reach Hydroelectric Project (Federal Power Commission Licensed Project No. 2145), now under construction and hereinafter referred to as the "Project"; and

WHEREAS, as an integral part of the Project, the District has constructed a 230 KV transmission line to connect the generating station of the Project with the transmission facilities of Bonneville Power Administration (hereinafter referred to as "Bonneville") at Bonneville's Columbia Substation, which transmission line establishes an additional point of interconnection between the transmission facilities of the Project and the transmission facilities of Bonneville; and

WHEREAS, the parties hereto desire to amend said Power Sales Contract to provide for additional points of delivery of power and energy from the Project to the Purchaser under said Power Sales Contract from the 230 KV transmission facilities of the Project and to agree upon other matters made necessary as a result of the construction of said transmission line.

NOW, THEREFORE, for and in consideration of the premises and of the covenants and undertakings of the parties hereinafter set forth, and subject to the provisions of the District's Bond Resolutions No. 1412 and No. 1860, and to the provisions of the Federal Power Commission License No. 2145, the parties hereto covenant and agree that said Power Sales Contract be and the same hereby is amended by deleting the whole of Section 12 thereof and substituting in lieu thereof a new Section 12 to read as follows:

"Section 12.  Points of Delivery.  The power and energy to be made available to the Purchaser by the District hereunder shall be delivered at 230 KV and at the purchaser's request delivered at (a) the Project switchyard at the point or points of termination of any non-Project transmission lines and/or (b) any point where the 230 KV transmission facilities of the Project connect with non-Project facilities and/or (c) other points of delivery as may be agreed upon from time to time; provided, however, that except as provided in the next succeeding paragraph of this Section 12 the power and energy to be delivered to the Purchaser at all points of delivery specified in (b) above shall not exceed the capacity of Project transmission facilities between the Project switchyard and all said points of delivery multiplied by the Purchaser's Allotment; the amount so determined being hereinafter referred to as 'Purchaser's Share of Transmission Capacity.'

"Each Purchaser of power and energy from the Project shall have the right, without additional charge by the District, to use or assign to another such Purchaser its Purchaser's Share of Transmission Capacity to transmit Project and/or non-Project power and energy.  During any time transmission capacity is not used or assigned by a Purchaser entitled to the same or any transmission capacity is made available by opposed power flow, such capacity shall be divided among Purchasers desiring the same in proportion to their Purchaser's Allotments."

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

PUBLIC UTILITY DISTRICT NO. 1 OF CHELAN COUNTY, WASHINGTON By /s/ Ivan J. Compton
President
(SEAL)

ATTEST:

/s/ L. J. Richardson Secretary

PUGET SOUND POWER AND LIGHT COMPANY By /s/ L. E. Karrer Vice President

(SEAL)

ATTEST:

/s/ Ralph M. Davis Secretary